UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2013

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa	50325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 19, 2013, the Board of Directors of The Spendsmart Payments Company (the “Company”), in conjunction with discussions held with the Company’s Independent Registered Public Accountant, determined that it will be required to restate the Company’s financial statements for the quarterly periods ended December 31, 2011, March 31, 2012, June 30, 2012, December 31, 2012 and March 31, 2013 and the Annual Report on Form 10-K for the year ended September 30, 2012 due to the fact that these financial statements can no longer be relied upon. The reason for the restatement is to adjust the volatility factor for our options, warrants and derivative liability calculations. The Company along with its Independent Registered Public Accountants noted an error in its calculation of its historical volatility. The historical volatility is a key assumption and driver in determining the valuation of its stock based compensation and derivative liabilities. The correction of the error will reduce the value of the derivative liabilities and the stock based compensation for the periods impacted. The changes indicated are non-cash in nature.

The Company intends to file restated financial statements for the periods indicated as soon as practicable and also expects to file its quarterly report for the period ended June 30, 2013 at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

/s/ Kim Petry
Dated: August 22, 2013	By:	Kim Petry
Chief Financial Officer